Exhibit 10.1

LEVEL 3 COMMUNICATIONS, INC.

1995 STOCK PLAN

ARTICLE I.

NAME AND PURPOSE

1.1.          Name.  The name of the Plan is the Level 3 Communications,  Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998).

1.2.          Purpose.  The purpose of the Plan is to increase the value of  Shares and the profitability of the Company and its subsidiaries  (i) by enabling the Company to attract, retain, motivate and reward  certain Employees and (ii) by aligning the interests of those  Employees with the interests of the Company and the holders of  Shares.

ARTICLE II.

DEFINITIONS

2.1.          “Affiliate” means any corporation, partnership, or other  entity with respect to which the Company owns, directly or  indirectly, fifty percent or more of the issued and outstanding  capital stock or other equity interests (measured in terms of total  dollar value if the corporation, partnership or other entity has  outstanding more than one class of capital stock or other equity  interests).

2.2.          “Agreement” means any written agreement, document or  instrument that evidences a grant of an Award to a Participant and  the terms, conditions and provisions of, and restrictions upon, the  Award.

2.3.          “Award” means any grant pursuant to the Plan of Incentive  Stock Options, Nonqualified Stock Options, Restricted Shares,  bargain Shares, bonuses of Shares, performance shares, Stock  Appreciation Rights or other stock benefit or stock-based benefit  granted to a Participant under this Plan.

2.4.          “Board” means the Board of Directors of the Company.

2.5.          “Certificate” means the certificate of incorporation of the  Company, as amended from time to time.

2.6.          “Change in Control” means the occurrence of any of the  following events:

(i) The acquisition by any individual, entity or group (within  the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)  (a “Person”) of beneficial ownership (within the meaning of Rule  13d-3 promulgated under the Exchange Act) of 30% or more (on a  fully diluted basis) of either (i) the then outstanding shares of  common stock of the Company, taking into account as outstanding  for this purpose such common stock issuable upon the exercise of  options or warrants, the conversion of convertible stock or debt,  and the exercise of any similar right to acquire such common  stock (the “Outstanding Company Common Stock”) or (ii) the  combined voting power of the then outstanding voting securities  of the Company entitled to vote generally in the election of  directors (the “Outstanding Company Voting Securities”);  provided, however, that for purposes of this subsection (i), the  following acquisitions shall not constitute a Change in Control:   (a) any acquisition by the Company or any “affiliate”, within  the meaning of 17 C.F.R. Section 230.405 (an “Affiliate”), of the  Company, (b) any acquisition by any employee benefit plan (or  related trust) sponsored or maintained by the Company or an  Affiliate of the Company, or (c) any acquisition by any Person  pursuant to a transaction which complies with clauses (a), (b)  and (c) of subsection (iii) of this Section 2.6,; or

(ii) Individuals who, as of April 1, 1998, constitute the Board  (the “Incumbent Board”) cease for any reason to constitute at  least a majority of the Board; provided, however, that any  individual becoming a director subsequent to April 1, 1998 whose  election, or nomination for election by the Company’s  shareholders, was approved by a vote of at least a majority of  the directors then comprising the Incumbent Board shall be  considered as though such individual were a member of the  Incumbent Board, but excluding, for this purpose, any such  individual whose initial assumption of office occurs as a result  of an actual or threatened election contest with respect to the  election or removal of directors or other actual or threatened  solicitation of proxies or consents by or on behalf of a person  or entity other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation  or sale or other disposition of all or substantially all of the  assets of the Company (a “Business Combination”), unless,  following such Business Combination, (a) all or substantially all  of the individuals and entities who were the beneficial owners,  respectively, of the Outstanding Company Common Stock and  Outstanding Company Voting Securities immediately prior to such  Business Combination beneficially own, directly or indirectly,  more than 60% of, respectively, the then outstanding shares of  common stock and the combined voting power of the then  outstanding voting securities entitled to vote generally in the  election of directors, of the corporation resulting from such  Business Combination (including, without limitation, a  corporation which as a result of such transaction owns the  Company or all or substantially all of the Company’s assets  either directly or through one or more subsidiaries) in  substantially the same proportions as their ownership,  immediately prior to such Business Combination, of the  Outstanding Company Common Stock and Outstanding Company Voting  Securities, as the case may be, and (b) no Person (excluding any  employee benefit plan (or related trust) sponsored or maintained  by the Company or an Affiliate of the Company, or such  corporation resulting from such Business Combination or any  Affiliate of such corporation) beneficially owns, directly or  indirectly, 50% or more (on a fully diluted basis) of,  respectively, the then outstanding shares of common stock of the  corporation resulting from such Business Combination, taking into  account as outstanding for this purpose such common stock  issuable upon the exercise of options or warrants, the conversion  of convertible stock or debt, and the exercise of any similar  right to acquire such common stock, or the combined voting power  of the then outstanding voting securities of such corporation  except to the extent that such ownership existed prior to the  Business Combination and (c) at least a majority of the members  of the board of directors of the corporation resulting from such  Business Combination were members of the Incumbent Board at the  time of the execution of the initial agreement, or of the action  of the Board, providing for such Business Combination; or (iv) Approval by the shareholders of the Company of a complete  liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of Section 2.5 hereof, a  “Change in Control” will not be deemed to have occurred as a  result of the consummation of the Separation Transaction, or as a  result of any event or transaction occurring prior to the  consummation of the Separation Transaction.

In addition, the Committee may, by a written determination prior  to the consummation of an event or transaction, determine that  such event or transaction does not constitute a Change in  Control, provided that the Committee reasonably concludes that  such event or transaction (i) is not likely to result in a  significant change to the identities of the persons functioning  as senior management of the Company, either immediately in the  foreseeable future (it being understood that the Committee need  not conclude that no changes in senior management are likely to  occur), and (ii) is not likely to result in control of the Board  (or a significant portion of the Board’s functions) being  transferred to a single Person other than an Affiliate of the  Company or any employee benefit plan (or related trust) sponsored  or maintained by the Company or an Affiliate of the Company,  either immediately or in the foreseeable future.

2.7.          “Class D Conversion Price” has the meaning ascribed to it in  the Certificate prior to April 1, 1998.

2.8.          “Class D Per Share Price” has the meaning ascribed to it in  the Certificate prior to April 1, 1998.

2.9.          “Class D Stock” means the Class D Diversified Group  Convertible Exchangeable Common Stock, par value $0.0625, issued by  the Company, prior to the redesignation of Class D Stock as Stock  as of April 1, 1998.

2.10.        “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated under the Code.

2.11.        “Committee” means the Board or a committee or committees of  the Board appointed by the Board to administer this Plan.

2.12.        “Company” means Level 3 Communications, Inc., a Delaware  corporation.

2.13.        “Effective Date” means September 25, 1995.

2.14.        “Employee” means any person who, with respect to the Company,  is considered an “employee,” as such term is defined in Rule  A.1.(a) to Form S-8 issued by the Securities and Exchange  Commission (as such Rule may be renumbered from time to time) and  who (a) is employed on a full-time basis by the Company or an  Affiliate, (b) is a member of the Board of Directors of the Company  or any Affiliate, or (c) provides services to the Company or any  Affiliate in a capacity as other than an employee or a director, in  each case at the time of the grant of the related Award.

2.15.        “Exchange Act” means the Securities Exchange Act of 1934.

2.16.        “Fair Market Value,” as of any determination date, means:  (a) prior to April 1, 1998, with  respect to Class D Stock, (i) the Class D Per Share Price, or (ii)  the fair market value of

Class D Stock determined by such other  reasonable method of valuation adopted by the Committee; and

(b)           on and after April 1, 1998, with respect to Stock, (i) the closing price per share of Stock on the national securities exchange on which Stock is principally traded, on the next preceding date on which there was a sale of Stock on such exchange, or (ii) if the Stock is not listed or admitted to trading on any  such exchange, the last sale price of a share of Stock as reported  by the National Association of Securities Dealers Inc. Automated  Quotation (“NASDAQ”) system on the next preceding date on which  such bid and asked prices were reported, or (iii) if the Stock is  not then listed on any securities exchange or prices therefor are not then quoted in the NASDAQ system, the value determined by the Committee in good faith through the reasonable application of a reasonable valuation method.

2.17.        “Fiscal Year” means the taxable year of the Company for  federal income tax purposes, including the taxable year in which  the Plan is adopted.

2.18.        “Incentive Stock Option” means any Option that is intended, at  the time it is granted, to be an incentive stock option within the  meaning of Section 422 of the Code.

2.19.        “Nonqualified Stock Option” means any Option that is not an  Incentive Stock Option.

2.20.        “Outperform Stock Option” means a Stock-based Award having  terms and conditions reflected in an “Outperform Stock Option Award  Agreement” entered into between the Company and a Participant.

2.21.        “Option” means any option to purchase Shares that is granted  pursuant to Section 6.1.

2.22.        “Participant” means any Employee who is granted an Award  pursuant to this Plan.

2.23.        “Plan” means the Level 3 Communications, Inc. 1995 Stock Plan (Amended and Restated as of April 1, 1998), as it may be further  amended from time to time.

2.24.        “Publicly Traded” has the meaning ascribed to it in the  Certificate prior to March 31, 1998.

2.25.        “Representative” means a member of the Committee acting on  behalf of the Committee, or an Employee appointed by the Committee  to exercise some or all of the authority of the Committee.

2.26.        “Restricted Shares” means any Shares that are granted pursuant  to Section 7.1 subject to restrictions on transfer, to forfeiture  under certain circumstances and to such other restrictions as the  Committee deems appropriate (including restrictions on the exercise  of voting rights or the right to receive dividends, or a  requirement to reinvest dividends).

2.27.        “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange  Act, as it may be amended from time to time, or any successor rule  in effect from time to time.

2.28         “Section 409A” means Section 409A of the Code.

2.29.        “Separation Transaction” means the March 31, 1998 transaction  effecting the separation of the construction business from the  other businesses of the Company, as described in the Company’s  Registration Statement on Form S-4 (Registration No. 333-34627).

2.30.        “Share” means, prior to 5:00 p.m. CST, March 31, 1998, a share  of Class D Stock and, on and after that time, a share of Stock.

2.31.        “Stock” means common stock of the Company, par value $0.01 per  share, subsequent to the redesignation of Class D Stock as such  common stock as of 5:00 p.m. CST, March 31, 1998.

2.32.        “Stock Appreciation Right” means an Award pursuant to which a  Participant shall be paid the increase in value of one or more  Shares from the date of grant of such Award until the date of  exercise of such Award, in cash or Shares, and subject to such  terms and conditions as the Committee deems appropriate and as may  be reflected in an Award Agreement (including the number of Shares  subject to such Stock Appreciation Right, the date or dates on  which the Stock Appreciation Right becomes exercisable or  exercised, either wholly or in part, and the expiration date of the  Stock Appreciation Right).

2.33.        “Term” means the term of this Plan, as set forth in Section 11.2.

ARTICLE III.

ELIGIBILITY AND PARTICIPATION

3.1.          Eligibility.  Every Employee is eligible to become a  Participant.  A person who is not an Employee is not eligible to  become a Participant.

3.2.          Participation.  The Committee will select Employees to  participate in the Plan from time to time, in its sole discretion.   An Employee cannot become a Participant unless such person is  selected by the Committee to participate in the Plan.  In selecting  such persons to participate in the Plan, the Committee may consider  the past, present and expected future performance of the  individual, the effort of the individual, the length of service of  the individual, the level of responsibility of the individual and  such other factors as the Committee deems appropriate.

ARTICLE IV.

AWARDS

4.1.          Types of Awards.  The Committee will determine the Awards to  be granted to each Participant.  The Committee may grant Awards in  any one or any combination of (a) Incentive Stock Options; (b)  Nonqualified Stock Options; (c) Restricted Shares; (d) Outperform  Stock Options; (e) bargain purchases of Shares; (f) bonuses of  Shares; (g) the grant of Shares based on performance or the  satisfaction of other conditions; (h) Stock Appreciation Rights; or  (i) any other form of stock benefit or stock-related benefit.

4.2.          Terms and Conditions of Awards.  The Committee will determine  all terms, conditions and provisions of, and restrictions upon, any  grant of Awards.  Without limiting the Committee’s authority, the  Committee may:  (a) make the grant of Awards conditional upon an  election by a Participant to defer payment of a portion of his  salary; (b) give a Participant a combination of Awards or a choice  between two Awards; (c) grant Awards in the alternative so that  acceptance of or exercise of one Award cancels the right of a  Participant to another; (d) grant Awards subject to any condition  that the Committee deems appropriate; (e) provide that grants of  Awards in Shares or Share equivalents will include dividend or  dividend equivalent payments or dividend credit rights; and (f)  provide any vesting schedule for Awards as the Committee deems  appropriate.  The Committee may waive any term, condition,  provision or restriction, in its sole discretion.

4.3.          Agreements.  Each grant of an Award to a Participant will be  evidenced by an Agreement executed by the Participant and a  Representative (on behalf of the Company and the Committee).   Subject to the terms and conditions of this Plan, the Committee, in  its sole and absolute discretion, will determine the form and  content of all Agreements.  Agreements with respect to a specific  type of Award need not be identical.

4.4.          Modification or Termination of Awards.  The Committee, in its  sole discretion, may modify, cancel or terminate any Award at any  time if a Participant is not in compliance with this Plan, the  related Agreement or any rules adopted by the Committee.

4.5.          Optional Deferral.  The Committee may defer the right to  receive any Award, or the proceeds of the exercise of any Award, at  the request of a Participant, for such period and upon such terms  as the Committee determines; provided, that any such deferral subject to Section 409A shall comply with Section 409A.  Any such deferral may, at the  discretion of the Committee, involve crediting of interest on  deferrals denominated in cash and crediting of dividend equivalents  on deferrals denominated in Shares.

4.6.          Code Section 162(m).  The Committee, in its sole discretion,  may require that one or more Agreements provide that, in the event  that Section 162(m) of the Code or any similar provision would  operate to disallow a deduction by the Company for all or part of  any Award, a Participant’s receipt of the portion of such Award  that would not be deductible by the Company will be deferred until  the next succeeding year or years in which such portion may be paid  without causing the Participant’s remuneration for such year to  exceed the limit set forth in Section 162(m) of the Code; provided, that any such deferral subject to Section 409A shall comply with Section 409A.  Any such  deferred amounts denominated in cash shall have earnings credited  thereon at a market rate of interest, as reasonably determined by  the Committee, and any such deferred amounts denominated in Shares  shall have dividend equivalents credited thereon, and earnings  subsequently credited on such dividend equivalents at a market rate  of interest, as reasonably determined by the Committee.

4.7.          Code Section 280G.  The Committee, in its sole discretion, may  (but need not) provide in any Award Agreement for the payment of  additional amounts in respect of the Award in order to make a  Participant whole for some or all of the excise taxes imposed on a  Participant pursuant to Section 4999 of the Code in the event that  the grant, exercise, vesting or payment of such Award is deemed to  be an “excess parachute payment” for purposes of Section 280G of the Code.  The terms and conditions of such additional payments  shall be as determined by the Committee and reflected in the Award  Agreement.  To the extent that any Award Agreement provides for a tax gross-up payment to pay for or reimburse any Participant for any taxes owed by such Participant, the amount of such tax gross-up payment required to be paid shall be paid by the Company to such participant no later than the end of the Participant’s taxable year following the Participant’s taxable year in which such tax owed by such Participant that is subject to the tax gross-up payment is remitted to the applicable taxing authority.

4.8           Compliance with Code Section 409A.  All Awards are intended to be either exempt from or compliant with Section 409A, and any ambiguity with respect to whether any such Award is so exempt or compliant shall be construed in a manner consistent with such exemption or compliance.

ARTICLE V.

SHARES SUBJECT TO PLAN

5.1.          Aggregate Limitation.  The Committee may not grant Awards  under this Plan with respect to more than 200,000,000 Shares during  the Term.

5.2.          Individual Limitations.  The Committee may not grant Options or Stock Appreciation Rights under this Plan to any Participant during any calendar year with respect to more than 3,000,000 Shares.

5.3.          Unused Shares.  If any Award expires or terminates, or if any  Award is surrendered, canceled or forfeited without having been  fully exercised, the Committee may again grant Awards with respect  to the unused Shares allocable to the expired, terminated,  surrendered, canceled or forfeited Award.

ARTICLE VI.

OPTIONS

6.1.          Grant.  The Committee may grant Options to any Employee.  The  Committee will determine the terms, conditions and provisions of,  and the restrictions on, any Options, including the number of  shares subject to such Options, the date or dates on which the  Options become exercisable, either wholly or in part, and the  expiration date of the Options.  A Participant to whom an Option is  granted will not be deemed the holder of any Shares subject to the  Option until the Shares are fully paid, and issued and delivered to  him following exercise of the Option.

6.2.          Incentive Stock Options.  Incentive Stock Options must include  such terms and conditions as determined by the Committee to be  reasonably necessary to cause the Options to qualify as incentive  stock options under Section 422 of the Code.

6.3.          Exchange.  The Committee may grant Options to a Participant  holding unexercised outstanding Options, or unexercised outstanding  Options granted under another stock plan of the

Company, on the  condition that the Participant surrenders for cancellation some or  all of those unexercised outstanding options.

6.4.          Substitution.  The Committee may grant Options from time to  time in substitution for similar rights held by employees of other  entities who become Employees as a result of a merger or  consolidation of the other entity with the Company or an Affiliate,  the acquisition by the Company or an Affiliate of the assets of the  other entity, or the acquisition by the Company or an Affiliate of  an equity interest in another entity.

6.5.          Exercise Price.  The Committee may not grant Options pursuant to this Plan with a per-share exercise price that is less than the Fair Market Value of one Share, as of the date of the grant.  In addition, with respect to each Outperform Stock Option, under no circumstances will the Adjusted Price (as defined in the applicable Outperform Stock Option Award Agreement) of such Outperform Stock Option ever be less than the Initial Price (as defined in the applicable Outperform Stock Option Award Agreement), which can be no less than the Fair Market Value of one Share, as of the date of grant.

6.6.          Vesting.  Options granted pursuant to this Plan will vest and  become exercisable as determined by the Committee in its sole  discretion and as reflected in an Award Agreement.

ARTICLE VII.

RESTRICTED SHARES

7.1.          Grant.  The Committee may grant Restricted Shares to any  Participant.  The Committee may make grants of Restricted Shares at  such cost, or at no cost, as determined by the Committee in its  sole discretion.

7.2.          Beneficial Ownership.  Except as set forth in an Agreement  relating to Restricted Shares, each Participant who is awarded  Restricted Shares will have the entire beneficial ownership of, and  all rights and privileges of a stockholder with respect to, the  Restricted Shares awarded to him.  Notwithstanding the above,  Restricted Shares may not be sold, transferred, pledged or  otherwise encumbered during the restricted period set by the  Committee.

ARTICLE VIII.

OTHER AWARDS

8.1.          Grants.  The Committee may grant any other stock or stock- related awards to a Participant under this Plan that the Committee deems appropriate, including, but not limited to, Stock Appreciation Rights, Outperform Stock Options, bargain purchases of  Shares, bonuses of Shares and the grant of Shares based on  performance or upon the satisfaction of other conditions.  In the event that any Award granted pursuant to this Section 8.1 that is a “stock right” within the meaning of Section 409A is assigned an exercise price by the Committee, in no event may the per-share exercise price of such Award be less than the Fair Market Value of one Share, as of the date the Award is granted.

ARTICLE IX

CHANGES IN CAPITAL STRUCTURE AND CHANGE IN CONTROL

9.1           Changes in Capital Structure.  Awards granted under the Plan  and any agreements evidencing such Awards, the maximum number of  Shares subject to all Awards and the maximum number of shares with respect to which any one person may be granted Options,  Outperform Stock Options or Stock Appreciation Rights or other  stock or stock related awards during the Term shall be adjusted or substituted, as determined by the Committee in its  sole discretion, as to the number, price or kind of a Share or  other consideration subject to such Awards or as otherwise  determined by the Committee to be equitable (i) in the event of  changes in the outstanding Shares or in the capital structure of  the Company by reason of stock dividends, stock splits, reverse  stock splits, recapitalizations, reorganizations, mergers,  consolidations, combinations, exchanges, or other relevant  changes in capitalization occurring after the date of grant of  any such Award, or (ii) in the event of any change in applicable  laws or any change in circumstances which results in or would  result in any substantial dilution or enlargement of the rights  granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes  with the intended operation of the Plan.  In addition, in the  event of any such adjustments or substitution, the aggregate  number of Shares available under the Plan shall be appropriately  adjusted by the Committee, whose determination shall be  conclusive.  Unless otherwise determined by the Committee, any adjustment in Incentive Stock Options under this  Section 9.1 shall be made only to the extent not constituting a  “modification” within the meaning of Section 424(h)(3) of the  Code, and any adjustments under this Section 9.1 shall be made in  a manner which does not adversely affect the exemption provided  pursuant to Rule 16b-3 under the Exchange Act.  Unless otherwise determined by the Committee, no adjustment or modification under this Section 9.1 may be made which would subject any Award recipient to the tax required to be imposed pursuant to Section 409A(a)(1)(B) of the Code.  Further, with  respect to Awards intended to qualify as “performance-based  compensation” under Section 162(m) of the Code, such adjustments  or substitutions shall be made only to the extent that the  Committee determines that such adjustments or substitutions may  be made without a loss of deductibility for Awards under Section 162(m) of the Code, unless the Committee specifically determines  otherwise.  The Company shall give each Participant notice of an  adjustment hereunder and, upon notice, such adjustment shall be  conclusive and binding for all purposes.

Notwithstanding the above, in the event of any of the following that does not constitute a Change in Control:

A.            The Company is merged or consolidated with another  corporation or entity and, in connection therewith, consideration  is received by stockholders of the Company in a form other than  stock or other equity interests of the surviving entity;

B.            All or substantially all of the assets of the Company are  acquired by another Person;

C.            The reorganization or liquidation of the Company; or

D.            The Company shall enter into a written agreement to undergo  an event described in clauses A, B or C above,

then the Committee may, in its discretion and upon at least 10  days advance notice to the affected persons, cancel any  outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other stockholders of the Company in the event; provided, however, that unless otherwise determined by the Committee, no such action to cancel and pay out any outstanding Award may be made to an award subject to Section 409A that is in violation of Treasury Regulation Section 1.409A-3(j).  The terms of this  Section 9.1, other than the prohibitions relating to Section 409A, may be varied by the Committee in any particular Award Agreement.

9.2           Effect of Change in Control.  Except to the extent reflected  in a particular Award Agreement:

(a)          The Committee, in its sole discretion, may (but need not) provide in any Award Agreement that, in the event of a Change in  Control, notwithstanding any vesting schedule otherwise effective with respect to the Award, (i) in the case of Options or Stock Appreciation Rights, the Award shall become immediately exercisable with respect to 100 percent of the Shares subject thereto, (ii) in the case of Restricted Shares, any restrictions shall expire  immediately with respect to 100 percent of such Restricted Shares and (iii) in the case of any other Award, any other vesting or  restricted period to which such Award is subject shall expire as to  100 percent of such Award.

(b)           In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and  pay to the holders thereof, in cash or stock, or any combination  thereof, the value of such Awards based upon the price per share received or to be received by other shareholders of the Company in the event; provided, however, that unless otherwise determined by the Committee, no such action to cancel and pay out any outstanding Award may be made to an award subject to Section 409A that is in violation of Treasury Regulation Section 1.409A-3(j).

9.3           Binding Upon Successors.  The obligations of the Company  under this Plan shall be binding upon any successor corporation  or organization resulting from the merger, consolidation or other  reorganization of the Company, or upon any successor corporation  or organization succeeding to substantially all of the assets and  business of the Company.  Subject to the actions which the  Committee may take with respect to Awards in accordance with  Sections 9.1 and 9.2, the Company agrees that it will make  appropriate provisions for the preservation of Participants’  rights under the Plan in any agreement or plan which it may enter  into or adopt to effect any such merger, consolidation,  reorganization or transfer of assets.

ARTICLE X.

ADMINISTRATION

10.1.        Administration.  The Committee will administer this Plan.  The  Board may appoint a separate committee or committees to administer  portions of the Plan applicable to persons subject to Rule 16b-3,  Section 162(m) of the Code or other similar provisions of law.  The  Committee may act either through majority vote of the Committee at  a meeting for which a quorum is present, or through the written  consent of a majority of the members of the

Committee in lieu of a  meeting.  The Committee will maintain such books, accounts and  records relating to the Plan and to Committee proceedings as it  considers appropriate.  The Committee may designate Employees to  assist the Committee in the administration of the Plan and to act  as Representatives of the Committee, and in that capacity to  exercise any or all of the authority of the Committee under this  Plan, and may grant authority to those Employees to execute any and  all agreements contemplated by this Plan and any other documents  reasonably required to implement this Plan.  The Committee may  employ agents, attorneys, accountants or other third parties for  such purposes as the Committee considers appropriate.

10.2.        Discretion and Authority.  Subject to the express limitations  set forth in this Plan, the Committee, in its sole and absolute  discretion, may take any and all actions necessary, advisable or  appropriate to implement the Plan and may make any and all  determinations deemed appropriate for the administration of the  Plan, including actions and determinations with respect to (a) the  Participants in the Plan, (b) adequacy of consideration received by  the Company in exchange for Awards granted under the Plan, (c) the  types and amounts of Awards to be granted to Participants or to any  particular Participant, (d) the terms, conditions and provisions  of, and restrictions on, all Awards, (e) amounts payable, if any,  by a Participant in connection with the grant, award or receipt of  any Award, (f) restrictions on transfer of any Award by a  Participant, and (g) the circumstances under which any Award may  expire, terminate or be surrendered, canceled or forfeited.

10.3.        Payment.  Upon the exercise of an Option or in the case of any  other Award that requires a payment by a Participant to the  Company, the amount due the Company may be paid (a) in cash; (b) by  the surrender of all or part of an Award (including the Award being  exercised); (c) by the tender to the Company of Shares acquired by  the Participant on the open market or owned by the Participant for  at least six months and registered in his or her name having a Fair  Market Value equal to the amount due to the Company; (d) by  delivering to the Committee a copy of irrevocable instructions to a  stockbroker to deliver promptly to the Company an amount of sale or  loan proceeds sufficient to pay the exercise price, in the case of  an Option; (e) in other property, rights and credits deemed  acceptable by the Committee, including the Participant’s promissory  note; or (f) by any combination of the payment methods specified in  (a) through (e).  Notwithstanding the foregoing, any method of  payment other than in cash may be used only with the consent of the  Committee or if and to the extent so provided in the related  Agreement.  The proceeds of the sales of Shares purchased pursuant  to an Option and any payment to the Company for other Awards will  be added to the general funds of the Company or to the reacquired  Shares held by the Company, as the case may be, and used for the  corporate purposes of the Company as the Board determines.

10.4.        Rules.  The Committee may make, amend and rescind such rules  and regulations and establish, modify or repeal such procedures as  it deems appropriate for the administration of the Plan.  The  Committee may make special rules or regulations that apply only to  persons covered by Rule 16b-3, Section 162(m) of the Code or other  provisions of law.

10.5.        Interpretation.  In the event of a disagreement as to the  interpretation of the Plan, any rule, regulation or procedure under  the Plan, or as to any right or obligation arising from or related  to the Plan (including but not limited to under an Agreement), the  interpretation of the Committee will be final and binding.

10.6.        Legal Requirements.  The Committee will cause the Plan, and  any grants or awards of Awards, to comply with all applicable laws.

ARTICLE XI.

AMENDMENT AND TERMINATION

11.1.        Amendment.  The Committee may amend the Plan from time to time  as it deems appropriate.  The Committee, however, may not amend any  provision of Article V, Section 6.2 or this Article XI without the  approval of the Board.  Unless otherwise determined by the Committee, no amendment to this Plan may deprive a  Participant of any Award or rights with respect to an Award or cause the imposition of a tax on such Participant pursuant to Section 409A(a)(1)(B) of the Code without  the Participant’s consent.

11.2.        Term.  The Plan will terminate on the fifteenth anniversary of the  Effective Date (September 25, 2010).  The Board, however, may terminate the Plan at any  time.  Neither amendment nor termination of the Plan will deprive Participants of their rights with respect to outstanding Awards.

ARTICLE XII.

MISCELLANEOUS

12.1.        Continuation of Employment.  Neither this Plan nor any Award  granted under this Plan confers upon any Employee any right to  continue in the service of the Company or any Affiliate or limits  the right of the Company to terminate an Employee’s service at will  at any time.

12.2.        Discretionary Acceleration of Vesting.  The Committee may  accelerate the vesting, exercisability or payment of any Award at  any time and for any reason as it determines in its sole discretion  (including but not limited to retirement of a Participant); provided, that unless otherwise determined by the Committee, no such acceleration of the payment of any Award subject to Section 409A shall be made in violation of Treasury Regulation 1.409A-3(j).

12.3.        Unfunded Plan.  This Plan is intended to constitute an  “unfunded” plan for incentive and deferred compensation.  With  respect to any payments or deliveries of Shares not yet made to a  Participant by the Company, nothing contained in this Plan will  give any Participant rights that are greater than those of a  general creditor of the Company.  The Committee may authorize the  creation of trusts or other arrangements to meet the obligations to  deliver Shares or payments under the Plan.

12.4.        Designation of Beneficiary.  A Participant may file with the  Committee a written designation of a beneficiary or beneficiaries  (subject to such limitations as to the classes and numbers of  beneficiaries and contingent beneficiaries as the Committee may  from time to time prescribe) to exercise, in the event of the death  of the Participant, an Option, Outperform Stock Option or Stock  Appreciation Right, or to receive, in such event, any Awards.  The  Committee reserves the right to review and approve beneficiary  designations.  A Participant may from time to time revoke or change  any such designation of beneficiary and any designation of  beneficiary under the Plan will be controlling over any other  disposition, testimony or otherwise; provided, however, that if the  Committee will be in doubt as to the right of any such beneficiary  to exercise any Option, Outperform Stock Option or Stock  Appreciation Right, or to receive any Award, the Committee may  determine to recognize only the legal representative of the  recipient.

12.5.        Nontransferability.  Unless otherwise determined by the  Committee or specified in an Agreement, (a) no Award granted under  this Plan may be transferred or assigned by the Participant to whom  it is granted other than by beneficiary designation, will, or  pursuant to the laws of descent and distribution, and (b) an Award  granted under this Plan may be exercised, during the Participant’s  lifetime, only by the Participant or by the Participant’s guardian  or legal representative.

12.6.        Rule 16b-3.  With respect to Participants subject to Section  16 of the Exchange Act, transactions under this Plan are intended  to comply with all applicable provisions of Rule 16b-3 or its  successors under the Exchange Act, and the provisions of the Plan  shall be construed accordingly.

12.7.        No Effect on Other Awards.  The receipt of Awards under the  Plan shall have no effect on any benefits to which a Participant  may be entitled from his or her employer, under another plan or  otherwise, or preclude a Participant from receiving any such  benefits.

12.8.        Withholding.  If the Company is required to withhold any taxes  in connection with an Award, and a Participant is obligated to pay  to the Company any or all of the amount required to be withheld,  the Committee may permit the Participant to satisfy the withholding  obligation, in whole or in part, either (a) by having the Company  withhold from any Shares to be issued upon the receipt of an Award  with a Fair Market Value sufficient to satisfy the withholding  amount due, or (b) by delivering to the Company sufficient Shares  to satisfy the withholding amount due.  In the absence of such  Committee permission, the withholding obligation shall be satisfied  by the payment of cash or its equivalent by the Participant to the  Company.  The Company shall have no obligation to deliver to a  Participant Shares or other consideration in respect of an Award until arrangements satisfactory to the Committee have been made to satisfy any required withholding obligation of the Company.

12.9.        Effective Date.  This Plan is originally effective as of  September 25, 1995, and has been amended and restated by the Board  effective as of October 22, 1997, further amended and restated  effective as of November 10, 1997 and further amended and restated effective as of April 1, 1998, July 24, 2002, May 18, 2004 and May 15, 2006. This Plan was further amended on December 14, 2007.

12.10.      Liability.  No member of the Board or the Committee, or  any officer or employee of the Company or its subsidiaries, will be  personally liable for any action, omission or determination made in  good faith or upon the advice of counsel in connection with the  Plan or any Award granted or awarded under the Plan.

12.11.      Governing Law.  The law of the state of Delaware will  govern issues related to the validity and issuance of Shares.  All  other terms, conditions and provisions of, and restrictions upon,  this Plan, and Awards granted hereunder, will be construed and  administered in accordance with the law of the state in which the  Company’s principal executive offices are located.

12.12.      Conflict.  Unless specifically stated otherwise in an  Agreement, if a term, condition or provision of, or restriction  upon, the Plan conflicts with the term, condition or provision of,  or restriction upon, any Agreement, the term of the Plan will  control.

December 14, 2007